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                                                                 Exhibit 10.1(a)


         EXECUTION COPY


         FIRST AMENDMENT, dated as of June 28, 1999 (this "First Amendment"), to the CREDIT AGREEMENT, dated as of March 18, 1999 (the "Credit Agreement"), among CHARTER COMMUNICATIONS OPERATING, LLC (the "Borrower"), CHARTER COMMUNICATIONS HOLDINGS LLC, the Lenders parties to the Credit Agreement, the Documentation Agents and Syndication Agents named therein and THE CHASE MANHATTAN BANK and NATIONSBANK, N.A., as Administrative Agents (in such capacity, the "Administrative Agents"). Terms defined in the Credit Agreement shall be used in this First Amendment with their defined meanings unless otherwise defined herein.

                              W I T N E S S E T H:

         WHEREAS, the Borrower wishes to amend the Credit Agreement in the manner set forth herein; and

         WHEREAS, each of the parties hereto is willing to enter into this First Amendment on the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         SECTION I. AMENDMENTS TO CREDIT AGREEMENT.

                  1. Section 1.1 - Exchange Date. The definition of "Exchange Date" contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "Exchange Date": the date of consummation of any Exchange.

                  2. Section 1.1 - Specified Subordinated Debt. The definition of "Specified Subordinated Debt" contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "Specified Subordinated Debt": any Indebtedness of the Borrower issued directly or indirectly to Paul G. Allen or any of his Affiliates, so long as such Indebtedness (a) qualifies as Specified Long-Term Indebtedness and (b) has terms and conditions substantially identical to those set forth in Exhibit I.

                  3. Section 1.1 - New Definitions. The following definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:
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                  "Exchange Excess Amount": as defined in Section 7.5(f).

                  "Excluded Exchange Excess Amount": any Exchange Excess Amount determined pursuant to one or more Exchanges consummated after the Stage One Closing Date until the aggregate Exchange Excess Percentages equal 15%. For the purposes of this definition, the "Exchange Excess Percentage" with respect to any Exchange that results in an Exchange Excess Amount shall equal the quotient (expressed as a percentage) of such Exchange Excess Amount divided by Annualized Pro Forma Operating Cash Flow determined as of the relevant Exchange Date.

                  4. Section 2.9(a). Section 2.9(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the reference "[INTENTIONALLY OMITTED]."

                  5. Section 7.2(g). Section 7.2(g) of the Credit Agreement is hereby amended by changing the words "90 days" contained therein to the words "120 days."

                  6. Section 7.2(j). Clause (ii) of Section 7.2(j) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "(ii) except in the case of the Senior Notes, 100% of the Net Cash Proceeds thereof (other than any such Net Cash Proceeds that are applied to refinance other Indebtedness of Holdings to the extent permitted by Section 7.8) shall be used by Charter Holdings to make Investments in one or more of its operating Affiliates"

                  7. Section 7.4. Section 7.4 of the Credit Agreement is hereby amended by adding the following new paragraph (f) to the end thereof:

                  "(f) so long as no Default of Event of Default has occurred or is continuing or would result therefrom, Charter Holdings may be merged or consolidated with any Affiliate of Paul G. Allen (provided that either (i) Charter Holdings is the continuing or surviving entity or (ii) if Charter Holdings is not the continuing or surviving entity, such continuing or surviving entity assumes the obligations of Charter Holdings under the Loan Documents to which it is a party pursuant to an instrument in form and substance reasonably satisfactory to the Administrative Agents and, in connection therewith, the Administrative Agents shall receive such legal opinions, certificates and other documents as they may reasonably request)"


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                  8. Section 7.5(e). The second parenthetical contained in
         Section 7.5(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "(it being understood that Exchange Excess Amounts (other than Excluded Exchange Excess Amounts) shall be deemed to constitute usage of availability in respect of Dispositions pursuant to this Section 7.5(e))"

                  9. Section 7.5(f). Section 7.5(f) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "(f) any Exchange by the Borrower and its Subsidiaries; provided that (i) on the date of such Exchange, no Default or Event of Default shall have occurred and be continuing or would result therefrom; (ii) in the event that the Annualized Asset Cash Flow Amount attributable to the assets being Exchanged exceeds the annualized asset cash flow amount (determined in a manner comparable to the manner in which Annualized Asset Cash Flow Amounts are determined hereunder) of the assets received in connection with such Exchange (such excess amount, an "Exchange Excess Amount"), then, unless such Exchange Excess Amount is an Excluded Exchange Excess Amount, the Disposition of such Exchange Excess Amount is permitted by clauses (ii) and (iii) of Section 7.5(e); and (iii) the Net Cash Proceeds of such Exchange, if any, shall be applied to prepay the Term Loans to the extent required by Section 2.9(b)"

                  10. Section 7.6(c). Clause (ii) of Section 7.6(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "(ii) the Borrower may make distributions to Charter Holdings as described in the last sentence of Section 7.9"

                  11. Section 7.6(d). Section 7.6(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "(d) the Borrower may make distributions to Charter Holdings to permit Charter Holdings (or any parent company thereof) to pay (i) attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection with any issuance, sale or incurrence by Charter Holdings (or any such parent company) of Equity Interests or Indebtedness (other than any such amounts customarily paid out of the proceeds of transactions of such type), provided, that such amounts shall be allocated in an appropriate manner (determined after consultation with the Administrative Agents)


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                  among the Borrower and the other operating Subsidiaries, if any, of the issuer or obligor in respect of such Equity Interests or Indebtedness, (ii) costs and expenses incurred in connection with the Exchange Offers (as defined in the Senior
                  Note Indenture) and (iii) other administrative expenses (including legal, accounting, other professional fees and costs, printing and other such fees and expenses) incurred in the ordinary course of business, in an aggregate amount in the case of this clause (iii) not to exceed $2,000,000 in any fiscal year"

                  12. Section 7.7(f). Clause (ii) of Section 7.7(f) of the Credit Agreement is hereby amended by adding the following words after the words "Paul Allen Contributions" in the parenthetical contained therein:

                  "and Consideration consisting of operating assets transferred in connection with Exchanges"

                  13. Section 7.7(h). Section 7.7(h) of the Credit Agreement is hereby amended by changing the amount "$100,000,000" contained therein to the amount "$300,000,000".

                  14. Section 7.9. Section 7.9 of the Credit Agreement is hereby amended by adding the following sentence to the end thereof:

                  "Notwithstanding anything to the contrary in this Section 7.9, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall be permitted to pay (either directly or by way of distribution to Charter Holdings) amounts not in excess of 1.0% of the aggregate enterprise value of Investments permitted hereby (excluding the Marcus Combination) to certain members of the Charter Group."

                  15. Section 7.14(b). Section 7.14(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "(b) In the case of Charter Holdings and the Borrower, (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Equity Interests of other Persons or (ii) own, lease, manage or otherwise operate any properties or assets other than Equity Interests of other Persons"

                  16. Section 8(j). Section 8(j) of the Credit Agreement is hereby amended and restated in its entirety as follows:


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                  "(j)(i) the Paul Allen Group shall cease to have the power, directly or indirectly, to vote or direct the voting of Equity Interests having at least 51% (determined on a fully diluted basis) of the ordinary voting power for the management of Charter; (ii) the Paul Allen Group shall cease to own of record and beneficially, directly or indirectly, Equity Interests of Charter representing at least 51% (determined on a fully diluted basis) of the economic interests therein (provided that such percentage shall be reduced to 25% after the consummation of an Initial Public Offering); (iii) a Specified Change in Control shall occur; or (iv) the Borrower shall cease to be a direct Wholly Owned Subsidiary of Holdings"

                  17. Section 8(k). Section 8(k) of the Credit Agreement is hereby deleted in its entirety and replaced with the reference "[INTENTIONALLY OMITTED]".

         SECTION II.       MISCELLANEOUS.

                  1. No Change. Except as expressly provided herein, no term or provision of the Credit Agreement shall be amended, modified or supplemented, and each term and provision of the Credit Agreement shall remain in full force and effect.

                  2. Effectiveness. This First Amendment shall become effective as of the date hereof upon receipt by the Administrative Agents of (a) counterparts hereof duly executed by Holdings and the Borrower and (b) consent letters authorizing the Administrative Agents to enter into this First Amendment from the Required Lenders, provided, that the amendment described in paragraph 4 of Section I of this First Amendment shall not become effective until consent letters authorizing the Administrative Agents to enter into this First Amendment have been received from the Required Prepayment Lenders.

                  3. Counterparts. This First Amendment may be executed by the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  4. GOVERNING LAW. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


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         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered as of the day and year first above written.

                                   CHARTER COMMUNICATIONS HOLDINGS LLC


                                   By: /s/ Eloise A. Engman
                                       _______________________________________
                                         Name: Eloise A. Engman
                                         Title: Vice President

                                   CHARTER COMMUNICATIONS OPERATING, LLC


                                   By: /s/ Eloise A. Engman
                                       _______________________________________
                                         Name: Eloise A. Engman
                                         Title: Vice President

                                   THE CHASE MANHATTAN BANK,
                                      as an Administrative Agent


                                   By: /s/ Edmund DeForest
                                       _______________________________________
                                         Name: Edmund DeForest
                                         Title: Vice President

                                   NATIONSBANK, N.A., as an Administrative Agent


                                   By: /s/ A. Cacheria
                                       _______________________________________
                                         Name: A. Cacheria
                                         Title: M/D


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